EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                                 CHRONIMED INC.



                                    ARTICLE I

                                     Offices

        Section 1. Principal Executive Office. The principal executive office of the Corporation shall be in the City of Minnetonka, County of Hennepin, Minnesota.

        Section 2. Registered Office. The location and address of the registered office of the Corporation is 10900 Red Circle Drive, Minnetonka, Minnesota 55343. The registered office need not be identical with the principal executive office of the Corporation and may be changed from time to time by the Board of Directors.

        Section 3. Other Offices. The Corporation may have other offices at such places within and without the State of Minnesota as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

        Section 1. Place of Meeting. All meetings of the shareholders of this Corporation shall be held at its principal executive office unless some other place for any such meeting

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within or without the State of Minnesota be designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the Corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office is located.

        Section 2. Regular Meetings. Regular meetings of the shareholders of this Corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the Corporation entitled to vote may call a regular meeting of shareholders by delivering to the Chief Executive Officer or the Chief Financial Officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such written demand by the recipient Chief Officer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the Corporation.

        Section 3. Special Meetings. Special meetings of the

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shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the Chief Executive Officer, the Chief Financial Officer, or any two or more members of the Board of Directors. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote by delivering to the Chief Executive Officer or the Chief Financial Officer a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty (30) days after the receipt of a written demand for a special meeting of shareholders by the recipient Chief Officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the Corporation unless all of the shareholders have waived notice of the meeting.

        Section 4. Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment,

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notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than three (3) nor more than sixty (60) days prior to the date of such meeting. In the event that a plan of merger or the sale or other disposition of all or substantially all of the assets of the Corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting.

        Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address the shareholder has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

        Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the

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shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

        Section 5. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

        Section 6. Quorum. The holders of a majority of the voting power of all shares of the Corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If the holders of a majority of the voting power of all shares are not represented at a meeting, the shareholders present in person or by proxy shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of

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adjournment. Any business may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented, which might have been transacted at the adjourned meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

        Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the Corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the Corporation receives from any one of such shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the

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presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these By-Laws.

        Section 8. Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

                                   ARTICLE III

                                    Directors

        Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the Corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these By-Laws.

        Section 2. Number, Tenure, and Qualification.

        (a) The Board of Directors of this Corporation shall consist of four directors, subject to increase by the Board of Directors or decrease by the Board of Directors to no fewer than four directors; provided, however, that if the holders of any

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class or series of Preferred Stock, voting as a separate class or series, have the right to elect director(s) and such right is in effect, the number of directors shall be increased by the number of directors that such holders may so elect and upon termination of such right the number of directors shall be decreased by the number of directors equal to such previous increase. No decrease in the number of directors pursuant to this Section shall effect the removal of any director then in office except upon compliance with the provisions of these By-Laws and the Articles of Incorporation. Directors shall be natural persons but need not be shareholders.

        (b) The directors (other than those directors who may be elected by the holders of any class or series of Preferred Stock voting as a separate class or series) shall be divided into three classes (Class I, Class II and Class III), with the number of directors in each class as nearly equal as reasonably possible. The initial terms of office for the Class I, Class II and Class III directors shall be as follows:

        (i) Class I directors shall be elected to serve until the conclusion of the 1998 Annual Meeting of Shareholders,

        (ii) Class II directors shall be elected to serve until the conclusion of the 1999 Annual Meeting of Shareholders, and

        (iii) Class III directors shall be elected to serve until the conclusion of the 2000 Annual Meeting of Shareholders, and until such directors' successors shall have been duly elected

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        and qualified. Commencing with the 1998 Annual Meeting of Shareholders and continuing at each annual meeting of shareholders thereafter, a director (other than those directors who may be elected by the holders of any class or series of Preferred Stock voting as a separate class or series) elected to succeed a director whose term has expired shall be elected to serve until the conclusion of the third succeeding annual meeting of shareholders from the date of such director's election and until such director's successor shall have been duly elected and qualified.

        Section 3. Meetings. Meetings of the Board of Directors shall be held immediately before or after, and at the same place as, regular meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the Chief Executive Officer, the Chief Operating Officer in the absence of the Chief Executive Officer, the Chief Financial Officer in the absence of the Chief Executive Officer and Chief Operating Officer, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.

        Section 4. Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases three

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(3) days' notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the Corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these By-Laws for giving notice to shareholders of meetings of shareholders.

        Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

        Section 5. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to

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transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

        The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

        Section 6. Vacancies and Newly Created Directorships.

        (a) Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number in each such class as nearly equal as reasonably possible; provided, however, that no increase in the number of authorized directors shall shorten the

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term or effect the removal of any incumbent director except upon compliance with the provisions of Sections 7(a) or 7(b) of this Article III and the Articles of Incorporation. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected and until such director's successor shall have been duly elected and qualified.

        (b) Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal pursuant to Sections 7(a) or 7(b) of this Article III and the Articles of Incorporation, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of such director's predecessor expires and until such director's successor shall have been duly elected and qualified.

        Section 7. Removal of Directors.

        (a) Subject to the rights of the holders of any class or

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series of Preferred Stock then outstanding, the shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of this Corporation entitled to vote on such removal.

        (b) Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, the Board of Directors of this Corporation, by the affirmative vote of a majority of the directors then holding office, (i) may remove a director, at any time, with or without cause, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law) or (ii) may remove a director, at any time, but only if such removal is for cause (as defined below), regardless of whether (a) such director was appointed by the Board of Directors to fill a vacancy on the Board of Directors and the shareholders have elected any directors in the interval between the time of appointment to fill such vacancy an the time of removal or
(b) such director was elected by the shareholders. For purposes of this subsection (b), "cause" shall mean (1) misconduct as a director of this Corporation or any subsidiary of this Corporation which involves dishonesty with respect to a substantial or material corporate activity or corporate assets or
(2) conviction of an offense punishable by one (1) or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not

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materially and adversely affect this Corporation).

        Section 8. Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these By-Laws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

        Section 9. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action

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shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

        Section 10. Meeting by Means of Electronic Communication. Members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    Officers

        Section 1. Number and Qualification. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer. The Board of Directors may also appoint one or more Vice Presidents or such other officers and assistant officers as it may deem necessary. Except as provided in these By-Laws, the Board of Directors shall

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fix the powers, duties, and compensation of all officers. Officers may, but need not, be directors of the Corporation. Any number of offices may be held by the same person.

        Section 2. Term of Office. An officer shall hold office until the officer's successor shall have been duly elected, unless prior thereto the officer shall have resigned or been removed from office as hereinafter provided.

        Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the Corporation shall be filled by the Board of Directors.

        Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive of the Corporation, shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The Chief Executive Officer shall exercise such duties as customarily pertain to the office of Chief Executive Officer and shall have the general supervision of the several officers of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

        Section 5. Chief Operating Officer. The Chief Operating

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Officer shall be the President of the Corporation and shall have general and active supervision over the property, business, and affairs of the Corporation. The Chief Operating Officer shall have the general powers and duties usually vested in the offices of the Chief Operating Officer and President and shall have such other powers and perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

        Section 6. Chief Financial Officer. The Chief Financial Officer shall have the general and active management of the funds and securities of the Corporation. The Chief Financial Officer shall from time to time report the Corporation's financial status and affairs to the Board of Directors. The Chief Financial Officer shall have such other powers and perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

        Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the Corporation and, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors. The Secretary shall also perform such other duties and have such other powers as the Chief Executive

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Officer or the Board of Directors may from time to time prescribe.

        Section 8. Treasurer. The Treasurer shall keep full and accurate financial records for the Corporation and shall disburse the funds of the Corporation as may be ordered from time to time by the Chief Executive Officer or the Board of Directors. The Treasurer shall have such other powers and perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

        Section 8. Vice Presidents. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

        Section 9. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

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                                    ARTICLE V

                      Certificates and Ownership of Shares

        Section 1. Certificates. All shares of the Corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the Corporation, (b) a statement that the Corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the Chief Executive Officer, the Secretary, or the Treasurer. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, Secretary or Treasurer may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a Corporation, the certificate may be issued by the Corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be

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consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation or the transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of such shares to the Corporation or the transfer agent of the Corporation.

        Section 3. Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the Corporation that all or

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a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

        Section 1. Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 2. Loans. The Corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the Corporation, (b) is with, or for the benefit of, a related Corporation, an organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the

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Corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

        Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

        Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other financial institutions as the Board of Directors may select.


                                   ARTICLE VII

                                  Miscellaneous

        Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

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        Section 2. Reserves. There may be set aside out of any funds of the
Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the Corporation, and the directors may modify or abolish any such reserve.

        Section 3. Fiscal Year. The fiscal year of the Corporation shall be established according to a four-week, four-week, five-week (4-4-5) quarterly accounting cycle with the fiscal year ending on the Friday closest to June 30 and the fiscal quarters ending on the Friday closest to the last day of the respective month.

        Section 4. Amendments.

        (a) Except as limited by Minnesota Statutes Section 302A.181, subd. 2 (or similar provision of future law), the Articles of Incorporation or Section 4(b) of this Article VII, these By-Laws may be amended, added to, altered, changed or repealed by the Board of Directors at any meeting of directors to the full extent permitted by law, subject however to the power of the shareholders of this Corporation to amend, add to, alter, change or repeal such By-Laws.

        (b) No amendment, addition, change or repeal of Sections 2, 6 or 7 of
Article III of these By-Laws, after which this

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Corporation is to continue in existence, shall be made unless such amendment, addition, alteration, change or repeal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock entitled to vote on such amendment, addition, alteration, change or repeal.

        The undersigned, Chief Executive Officer of Chronimed Inc., a Minnesota Corporation, does hereby certify that the foregoing By-Laws are the By-Laws adopted for the Corporation by its Board of Directors by unanimous action in writing dated the 4th day of March, 1998.



--------------------------------
Maurice R. Taylor II,
Chief Executive Officer